EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER
FINANCIAL AND OPERATING RESULTS

Positioned for Success Following Second Quarter Increase to Gulf of Mexico Position, With Third Quarter Malaysia Portfolio Divestiture, $1.9 Billion Debt Repayment
and Completion of $500 Million Share Repurchase Program
EL DORADO, Arkansas, October 31, 2019 - Murphy Oil Corporation (NYSE: MUR) today reported financial and operating results for the quarter ended September 30, 2019, including net income attributable to Murphy of $1.1 billion, or $6.76 per diluted share. Adjusted net income, which excludes discontinued operations and other one-off items, was $57 million, or $0.36 per diluted share.
As previously announced, Murphy closed the Malaysia asset divestiture in the third quarter for $2.0 billion in cash proceeds. These assets were reported as “discontinued operations” and classified as “held for sale” for financial reporting purposes beginning with the first quarter 2019. Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude discontinued operations and noncontrolling interest. 1
Operating highlights for the third quarter:

•
Produced 192 thousand barrels of oil equivalent per day (MBOEPD), which includes 113 thousand barrels of oil per day (MBOPD) - Murphy’s highest oil volumes since first quarter 2015, excluding Syncrude and heavy oil

•	Increased Eagle Ford Shale production by 15 percent from second quarter 2019 to 51 MBOEPD, with oil volumes increasing 22 percent during the same period

•	Reduced lease operating expenses to $7.68 per barrel of oil equivalent (BOE), driven by improvements in the Eagle Ford Shale and the Gulf of Mexico

•
Sanctioned St. Malo waterflood project in the Gulf of Mexico, which is expected to contribute an estimated ultimate recovery of 30 to 35 million barrels of oil equivalent (MMBOE) contingent resources net to Murphy

•
Expanded exploration acreage in Brazil with a farm-in to three blocks in Potiguar Basin and successful bid on three additional blocks in Sergipe-Alagoas Basin, bringing the total in Brazil to 12 blocks

Financial highlights for the third quarter:

•	Generated adjusted EBITDA of $438 million in the quarter, the highest level since fourth quarter 2014

•	Delivered cash flow in excess of property additions and dry hole costs of $134 million

•	Repaid borrowings of $1.4 billion under the $1.6 billion senior unsecured revolving credit facility and $500 million senior unsecured term loan with proceeds from the Malaysia asset divestiture

•
Continued the $500 million share repurchase program, which was completed in the fourth quarter, leading to a total share count reduction since April 2019 of 20.7 million shares, or approximately 12 percent of outstanding shares, to 152.9 million shares as of October 2019

•
Entered into additional crude oil commodity hedge contracts, resulting in 35 MBOPD hedged for fourth quarter 2019 at an average price of $60.51 per BOE, and subsequent to the third quarter, 45 MBOPD hedged for 2020 at an average price of $56.42 per BOE

THIRD QUARTER 2019 RESULTS
The company recorded net income, attributable to Murphy, of $1.1 billion, or $6.76 per diluted share, for the third quarter 2019. The results include a gain on the divestiture of Malaysia assets of $960 million. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $57 million, or $0.36 per diluted share for the same period. The adjusted income from continuing operations excludes both the gain on the Malaysian asset sale and the following primary after-tax items: a $39 million mark-to-market non-cash gain on crude oil derivatives and a $22 million mark-to-market non-cash gain on contingent consideration. Details for third quarter results can be found in the attached schedules.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $438 million, or $24.65 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $450 million, or $25.35 per BOE sold. Details for third quarter EBITDA and EBITDAX reconciliations can be found in the attached schedules.

Beginning with the third quarter 2019, Murphy is disclosing weighted average realized prices excluding transportation, gathering and processing expenses. A separate line item on the income statement reports transportation, gathering and processing expenses. Comparative periods have been conformed to current presentation.
Murphy continued to realize premium pricing in the third quarter 2019, with Eagle Ford Shale oil prices registering above $58 per barrel and North America offshore prices approaching $61 per barrel, both excluding the impact of commodity hedges. In the third quarter, more than 94 percent of the company’s oil volumes were sold at a premium to the average West Texas Intermediate (WTI) price of $56.45 per barrel.
Third quarter production averaged 192 MBOEPD with 66 percent liquids. Overall, production was impacted by non-operated, unplanned downtime of 2,600 BOEPD in offshore Canada and 1,400 BOEPD in the Gulf of Mexico, partially offset by higher than anticipated volumes of 500 BOEPD from operated Gulf of Mexico assets and 1,000 BOEPD in Kaybob Duvernay. Details for third quarter production can be found in the attached schedules.
“Our company is performing exceptionally well. With a significant gain on sale of nearly $1.0 billion, we have the Malaysia divestiture behind us and are pleased to complete our first quarter as a transformed and streamlined Murphy. As an oil-weighted, Western Hemisphere focused company, our primary operations in the Gulf of Mexico and Eagle Ford Shale continue to achieve low operating costs and strong realized prices, driving healthy EBITDA given their prime access to premium markets,” stated Roger W. Jenkins, President and Chief Executive Officer.
FINANCIAL POSITION
Murphy repurchased an additional $106 million of outstanding shares in the third quarter, with the remaining $94 million under the authorized $500 million stock repurchase plan acquired in the fourth quarter, marking completion of the program. Since the beginning of the program on April 30, 2019, the company has reduced its outstanding shares by approximately 12 percent, or 20.7 million shares, from 173.6 million shares to 152.9 million shares outstanding as of October 4, 2019.
The company had $2.8 billion of outstanding long-term, fixed-rate notes at the end of third quarter 2019. The fixed-rate notes had a weighted average maturity of 7 years and a weighted average coupon of 5.5 percent.

As of September 30, 2019, Murphy had approximately $2.0 billion of liquidity, comprised of full availability under the $1.6 billion senior unsecured credit facility and $435 million of cash and cash equivalents.
“Murphy has meaningfully de-levered its balance sheet and improved liquidity this quarter with cash from the Malaysia asset sale as part of ongoing portfolio transformation,” said Jenkins. “As promised, we consistently return cash through our substantial dividend and reliably delivered on our share repurchase program ahead of schedule, supporting Murphy’s tenet of benefitting our shareholders.”
REGIONAL OPERATIONS SUMMARY
North American Onshore
The North American onshore business produced approximately 109 MBOEPD in the third quarter.
Eagle Ford Shale - Production for the quarter averaged approximately 51 MBOEPD, comprised of 80 percent oil. Murphy drilled and completed 10 Tilden wells and 15 Catarina wells during the quarter. The Tilden wells were in the Lower Eagle Ford Shale and had average gross 30-day (IP30) rates of 1,300 BOEPD. The Catarina wells were brought online late in the quarter with production continuing to ramp up.
Tupper Montney - Natural gas production for the quarter averaged 269 million cubic feet per day (MMCFD). No further activity is planned for the remainder of the year.
Kaybob Duvernay - During the quarter, production averaged approximately 11 MBOEPD, comprised of 69 percent liquids. Murphy recommenced drilling in the third quarter to satisfy lease maintenance requirements, with 16 wells expected to be completed and brought online in 2020.
Global Offshore
The offshore business produced 83 MBOEPD for the third quarter, comprised of 79 percent oil. This excludes production from discontinued operations and noncontrolling interest. Gulf of Mexico production in the quarter averaged 78 MBOEPD, consisting of 77 percent oil.
Canada offshore production averaged 4 MBOEPD, comprised of 100 percent oil.

Gulf of Mexico - In the third quarter, Murphy successfully completed the Nearly Headless Nick well (Mississippi Canyon 387), which will be tied back to the Delta House facility, and completed a workover on a Medusa well, with first oil expected in the fourth quarter from both wells. The company also tied-in the new Dalmatian #2 well (Desoto Canyon 4), which began flowing late in the quarter, as well as the non-operated Lucius #3 well (Keathley Canyon 875).
As previously announced, Murphy and its partners sanctioned the St. Malo waterflood project in the resource-rich Wilcox formation in the deepwater Gulf of Mexico. This project is expected to increase total estimated ultimate recovery by 30 to 35 MMBOE contingent resources net to Murphy.
Fourth quarter activity includes the previously announced workover project at the Chinook #5 well (Walker Ridge 425) and the launch of a three-well rig campaign at Front Runner.
Southeast Asia - Brunei production was approximately 350 BOEPD for the quarter. Beginning in the third quarter, these assets are classified as “held for sale” for financial reporting purposes.
EXPLORATION
Gulf of Mexico Exploration - In the third quarter, Murphy successfully bid on Green Canyon 522 block, which provides additional exploration upside given its location near the newly acquired Khaleesi/Mormont field development.
Brazil Exploration - During the quarter, Murphy successfully bid on three additional blocks in the Sergipe-Alagoas Basin (blocks 505, 575 and 637), increasing total gross acreage in the basin to 1.7 million acres across nine total blocks. The company holds a 20 percent WI, with ExxonMobil’s Brazilian subsidiary at 50 percent as operator and Enauta Energia S.A. holding the remaining 30 percent WI.
Murphy also farmed into a 30 percent WI in three blocks spanning approximately 774 thousand total gross acres in the Potiguar Basin (POT-W-857, POT-W-863 and POT-W-865) with Wintershall Dea as operator with 70 percent WI. This expands the company’s focus in Brazil with ownership in a second proven oil basin in close proximity to the Pitu oil discovery.
“In support of Murphy’s future, we remain committed to a portfolio of exploration projects, achieved through low-cost entries with appropriate working interests. The recently added Brazilian blocks reiterate our focus on Western Hemisphere assets near existing discoveries,” said Jenkins.

COMMODITY HEDGE POSITIONS
The company employs derivative commodity instruments to manage certain risks associated with commodity prices and underpin capital spending associated with certain assets. Since second quarter 2019, Murphy has executed additional WTI fixed price swaps for 2019 and 2020, as well as fixed price forward sales at AECO for November 2019 through March 2020.
Details for the current hedge positions can be found in the attached schedules.
2019 PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE
For the fourth quarter, Murphy estimates total production of 198 to 206 MBOEPD, comprised of 69 percent liquids. Full year production is expected to be in the range of 174 to 178 MBOEPD, excluding noncontrolling interest.
Murphy confirms its previously announced 2019 capital program of $1.35 to $1.45 billion.
Details for fourth quarter and full year guidance can be found in the attached schedules.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR OCTOBER 31, 2019
Murphy will host a conference call to discuss third quarter 2019 financial and operating results on Thursday, October 31, 2019, at 9:00 a.m. ET. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 74245947.
FINANCIAL DATA
Summary financial data and operating statistics for third quarter 2019, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, as well as a reconciliation of adjusted net income, EBITDA and EBITDAX between periods and guidance for the fourth quarter 2019, are also included.

1With the close of the previously announced Gulf of Mexico transaction in the fourth quarter 2018, and in accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials will include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, will exclude the NCI, thereby representing only the amounts attributable to Murphy.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes production from North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay, Tupper Montney and Placid Montney, as well as offshore Gulf of Mexico and Canada. Additional information is available on the Company’s website www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; natural hazards impacting our operations; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Bryan Arciero, bryan_arciero@murphyoilcorp.com, 281-675-9339
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(Thousands of dollars, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018 [1]	2019	2018 [1]
Revenues
Revenue from sales to customers	$750,337	475,458	2,060,127	1,330,399
Gain (loss) on crude contracts	63,247	(2,223)	121,163	(69,349)
Gain on sale of assets and other income	3,493	17,276	10,283	26,713
Total revenues	817,077	490,511	2,191,573	1,287,763
Costs and expenses
Lease operating expenses	147,632	83,751	416,460	253,820
Severance and ad valorem taxes	13,803	15,066	36,972	40,099
Transportation, gathering and processing	54,305	16,945	128,748	49,827
Exploration expenses, including undeveloped lease amortization	12,358	21,723	75,570	69,350
Selling and general expenses	55,366	60,683	176,258	165,074
Depreciation, depletion and amortization	325,562	197,503	819,270	570,997
Accretion of asset retirement obligations	10,587	6,466	29,824	19,234
Other expense (benefit)	(29,000)	(34,386)	26,442	(44,773)
Total costs and expenses	590,613	367,751	1,709,544	1,123,628
Operating income from continuing operations	226,464	122,760	482,029	164,135
Other income (loss)
Interest and other income (loss)	(4,418)	(4,583)	(18,134)	(713)
Interest expense, net	(44,930)	(44,209)	(145,095)	(133,075)
Total other loss	(49,348)	(48,792)	(163,229)	(133,788)
Income (loss) from continuing operations before income taxes	177,116	73,968	318,800	30,347
Income tax expense (benefit)	18,782	17,837	38,719	(91,180)
Income (loss) from continuing operations	158,334	56,131	280,081	121,527
Income from discontinued operations, net of income taxes [2]	953,368	37,812	1,027,632	186,188
Net income including noncontrolling interest	1,111,702	93,943	1,307,713	307,715
Less: Net income attributable to noncontrolling interest	22,700	—	86,257	—
NET INCOME ATTRIBUTABLE TO MURPHY	$1,089,002	93,943	1,221,456	307,715

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.85	0.32	1.16	0.70
Discontinued operations	5.94	0.22	6.14	1.08
Net Income	$6.79	0.54	7.30	1.78

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.84	0.32	1.16	0.70
Discontinued operations	5.92	0.22	6.11	1.07
Net Income	$6.76	0.54	7.27	1.77
Cash dividends per Common share	0.25	0.25	0.75	0.75
Average Common shares outstanding (thousands)
Basic	160,366	173,047	167,310	172,949
Diluted	160,980	174,175	168,105	174,202
1 Reclassified to conform to current presentation.
2 Current period includes gain on sale of Malaysia operations of $960.0 million.

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018 ¹	2019	2018 ¹
Operating Activities
Net income including noncontrolling interest	$1,111,702	93,943	1,307,713	307,715
Adjustments to reconcile net income to net cash provided by continuing operations activities:
(Income) loss from discontinued operations	(953,368)	(37,812)	(1,027,632)	(186,188)
Depreciation, depletion and amortization	325,562	197,503	819,270	570,997
Previously suspended exploration costs (credits)	—	4,522	12,901	4,514
Amortization of undeveloped leases	6,530	8,770	21,680	31,544
Accretion of asset retirement obligations	10,587	6,466	29,824	19,234
Deferred income tax charge (benefit)	32,596	14,260	50,597	(134,393)
Pretax (gain) loss from sale of assets	(351)	(124)	(363)	(6)
Mark to market and revaluation of contingent consideration	(28,378)	—	512	—
Mark to market of crude contracts	(49,245)	(26,023)	(100,076)	1,065
Long-term non-cash compensation	15,812	23,299	60,567	52,309
Net (increase) decrease in noncash operating working capital	45,623	(31,999)	40,257	(9,501)
Other operating activities, net	(19,274)	16,880	(62,023)	(55,924)
Net cash provided by continuing operations activities	497,796	269,685	1,153,227	601,366
Investing Activities
Acquisition of oil and gas properties	13,312	—	(1,212,949)	—
Property additions and dry hole costs	(363,977)	(232,393)	(1,009,146)	(797,630)
Proceeds from sales of property, plant and equipment	2,256	300	19,072	921
Net cash required by investing activities	(348,409)	(232,093)	(2,203,023)	(796,709)
Financing Activities
Borrowings on revolving credit facility and term loan	—	—	1,575,000	—
Repayment of revolving credit facility and term loan	(1,900,000)	—	(1,900,000)	—
Repurchase of common stock	(106,014)	—	(405,938)	—
Capital lease obligation payments	(175)	(154)	(510)	(154)
Withholding tax on stock-based incentive awards	—	—	(6,991)	(6,922)
Distribution to noncontrolling interest	(28,734)	—	(97,510)	—
Cash dividends paid	(39,934)	(43,263)	(125,437)	(129,780)
Net cash provided (required) by financing activities	(2,074,857)	(43,417)	(961,386)	(136,856)
Cash Flows from Discontinued Operations [2]
Operating activities	(47,911)	79,494	74,361	370,343
Investing activities	2,035,000	(10,805)	1,985,202	(60,715)
Financing activities	—	(2,365)	(4,914)	(7,013)
Net cash provided by discontinued operations	1,987,089	66,324	2,054,649	302,615
Cash transferred from discontinued operations to continuing operations	2,035,000	72,234	2,083,565	536,492
Effect of exchange rate changes on cash and cash equivalents	(675)	(11,275)	2,593	13,107
Net increase (decrease) in cash and cash equivalents	108,855	55,134	74,976	217,400
Cash and cash equivalents at beginning of period	326,044	792,699	359,923	630,433
Cash and cash equivalents at end of period	$434,899	847,833	434,899	847,833
1 Reclassified to current presentation. 2 Net cash provided by discontinued operations is not part of the cash flow reconciliation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS)
(unaudited)

(Millions of dollars, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to Murphy (GAAP)	$1,089.0	93.9	1,221.5	307.7
Discontinued operations loss (income)	(953.4)	(37.8)	(1,027.6)	(186.2)
Income (loss) from continuing operations	135.6	56.1	193.9	121.5
Adjustments (after tax):
Mark-to-market (gain) loss on crude oil derivative contracts	(38.9)	(20.6)	(79.1)	0.8
Mark-to-market (gain) loss on contingent consideration	(22.4)	—	0.4	—
Business development transaction costs	3.3	—	19.3	—
Tax benefits on investments in foreign areas	(15.0)	—	(15.0)	—
Impact of tax reform	—	—	(13.0)	(120.0)
Write-off of previously suspended exploration wells	—	4.5	13.2	4.5
Foreign exchange losses (gains)	0.8	—	5.9	(4.8)
Ecuador arbitration settlement	—	(20.5)	—	(20.5)
Brunei working interest income	—	(16.0)	—	(16.0)
Seal insurance proceeds	(6.2)	(7.0)	(6.2)	(15.2)
Total adjustments after taxes	(78.4)	(59.6)	(74.5)	(171.2)
Adjusted income (loss) from continuing operations attributable to Murphy	$57.2	(3.5)	119.4	(49.7)

Adjusted income (loss) from continuing operations per average diluted share	$0.36	(0.02)	0.71	(0.29)
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Adjusted income (loss) from continuing operations attributable to Murphy.  Adjusted income (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net income and Adjusted income (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations.

(Millions of dollars)	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$(24.3)	5.1	(19.2)	24.9	(5.2)	19.7
Canada	(8.0)	1.8	(6.2)	(8.0)	(11.2)	(19.2)
Other International	—	(15.0)	(15.0)	13.2	(15.0)	(1.8)
Total E&P	(32.3)	(8.1)	(40.4)	30.1	(31.4)	(1.3)
Corporate:	(48.4)	10.4	(38.0)	(93.7)	20.5	(73.2)
Total adjustments	$(80.7)	2.3	(78.4)	(63.6)	(10.9)	(74.5)

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to Murphy (GAAP)	$1,089.0	93.9	1,221.5	307.7
Income tax expense (benefit)	18.8	17.8	38.7	(91.2)
Interest expense, net	44.9	44.2	145.1	133.1
Depreciation, depletion and amortization expense [1]	308.3	197.5	766.4	571.0
EBITDA attributable to Murphy (Non-GAAP)	$1,461.0	353.4	2,171.7	920.6
Discontinued operations loss (income)	(953.4)	(37.8)	(1,027.6)	(186.2)
Mark-to-market (gain) loss on crude oil derivative contracts	(49.2)	(26.0)	(100.1)	1.1
Accretion of asset retirement obligations	10.6	6.5	29.8	19.2
Business development transaction costs	4.1	—	24.4	—
Write-off of previously suspended exploration wells	—	4.5	13.2	4.5
Seal insurance proceeds	(8.0)	(9.7)	(8.0)	(21.0)
Foreign exchange losses (gains)	0.8	(1.0)	6.4	(5.6)
Mark-to-market (gain) loss on contingent consideration	(28.4)	—	0.5	—
Ecuador arbitration settlement	—	(26.0)	—	(26.0)
Brunei working interest income	—	(16.0)	—	(16.0)
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$437.5	247.9	1,110.3	690.6

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	17,745	11,232	45,511	32,782

EBITDA per barrel of oil equivalents sold	$82.34	31.46	47.72	28.08
Adjusted EBITDA per barrel of oil equivalents sold	$24.65	22.07	24.40	21.07
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold. Management believes EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold are non-GAAP financial metrics.

1 Depreciation, depletion, and amortization expense used in the computation of EBITDA excludes the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to Murphy (GAAP)	$1,089.0	93.9	1,221.5	307.7
Income tax expense (benefit)	18.8	17.8	38.7	(91.2)
Interest expense, net	44.9	44.2	145.1	133.1
Depreciation, depletion and amortization expense [1]	308.3	197.5	766.4	571.0
EBITDA attributable to Murphy (Non-GAAP)	1,461.0	353.4	2,171.7	920.6
Exploration expenses	12.4	21.7	75.6	69.4
EBITDAX attributable to Murphy (Non-GAAP)	1,473.4	375.1	2,247.3	990.0
Discontinued operations loss (income)	(953.4)	(37.8)	(1,027.6)	(186.2)
Mark-to-market (gain) loss on crude oil derivative contracts	(49.2)	(26.0)	(100.1)	1.1
Accretion of asset retirement obligations	10.6	6.5	29.8	19.2
Business development transaction costs	4.1	—	24.4	—
Seal insurance proceeds	(8.0)	(9.7)	(8.0)	(21.0)
Foreign exchange losses (gains)	0.8	(1.0)	6.4	(5.6)
Mark-to-market (gain) loss on contingent consideration	(28.4)	—	0.5	—
Ecuador arbitration settlement	—	(26.0)	—	(26.0)
Brunei working interest income	—	(16.0)	—	(16.0)
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$449.9	265.1	1,172.7	755.5

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	17,745	11,232	45,511	32,782

EBITDAX per barrel of oil equivalents sold	$83.03	33.39	49.38	30.20
Adjusted EBITDAX per barrel of oil equivalents sold	$25.35	23.60	25.77	23.05
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold. Management believes EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold are non-GAAP financial metrics.

1 Depreciation, depletion, and amortization expense used in the computation of EBITDA excludes the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States[1]	$656.8	170.8	357.8	91.6
Canada	95.0	(9.1)	114.9	12.5
Other	1.9	(3.7)	19.9	1.3
Total exploration and production	753.7	158.0	492.6	105.4
Corporate	63.4	0.3	(2.1)	(49.3)
Revenue/income from continuing operations	817.1	158.3	490.5	56.1
Discontinued operations, net of tax [2]	—	953.4	—	37.8
Total revenues/net income (loss)	$817.1	1,111.7	490.5	93.9

	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States[1]	$1,734.3	420.0	971.7	200.3
Canada	323.8	(7.5)	357.6	46.7
Other	7.9	(35.4)	19.9	(28.8)
Total exploration and production	2,066.0	377.1	1,349.2	218.2
Corporate	125.6	(97.0)	(61.4)	(96.7)
Revenue/income from continuing operations	2,191.6	280.1	1,287.8	121.5
Discontinued operations, net of tax [2]	—	1,027.6	—	186.2
Total revenues/net income (loss)	$2,191.6	1,307.7	1,287.8	307.7
1 2019 includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 Malaysia is reported as discontinued operations in current and comparative periods effective January 1, 2019.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED SEPTEMBER 30, 2019, AND 2018

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended September 30, 2019
Oil and gas sales and other operating revenues	$656.8	95.0	1.9	753.7
Lease operating expenses	116.2	31.2	0.2	147.6
Severance and ad valorem taxes	13.4	0.4	—	13.8
Transportation, gathering and processing	44.1	10.2	—	54.3
Depreciation, depletion and amortization	253.5	65.3	0.6	319.4
Accretion of asset retirement obligations	9.0	1.6	—	10.6
Exploration expenses
Dry holes and previously suspended exploration costs	(0.1)	—	—	(0.1)
Geological and geophysical	0.2	—	0.2	0.4
Other exploration	1.5	0.1	3.8	5.4
	1.6	0.1	4.0	5.7
Undeveloped lease amortization	5.2	0.3	1.0	6.5
Total exploration expenses	6.8	0.4	5.0	12.2
Selling and general expenses	22.7	7.6	5.6	35.9
Other	(21.0)	(7.3)	0.5	(27.8)
Results of operations before taxes	212.1	(14.4)	(10.0)	187.7
Income tax provisions (benefits)	41.3	(5.3)	(6.3)	29.7
Results of operations (excluding corporate overhead and interest)	$170.8	(9.1)	(3.7)	158.0

Three Months Ended September 30, 2018
Oil and gas sales and other operating revenues	$357.8	114.9	19.9	492.6
Lease operating expenses	52.0	31.5	0.2	83.7
Severance and ad valorem taxes	14.8	0.3	—	15.1
Transportation, gathering and processing	9.1	7.8	—	16.9
Depreciation, depletion and amortization	132.6	58.6	1.0	192.2
Accretion of asset retirement obligations	4.5	1.9	—	6.4
Exploration expenses
Dry holes and previously suspended exploration costs	—	—	4.5	4.5
Geological and geophysical	0.4	—	0.7	1.1
Other exploration	1.6	0.2	5.5	7.3
	2.0	0.2	10.7	12.9
Undeveloped lease amortization	7.8	0.2	0.8	8.8
Total exploration expenses	9.8	0.4	11.5	21.7
Selling and general expenses	14.0	6.4	6.2	26.6
Other	4.5	(9.5)	0.6	(4.4)
Results of operations before taxes	116.5	17.5	0.4	134.4
Income tax provisions (benefits)	24.9	5.0	(0.9)	29.0
Results of operations (excluding corporate overhead and interest)	$91.6	12.5	1.3	105.4
1 2019 includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2019, AND 2018

(Millions of dollars)	United States [1]	Canada	Other	Total
Nine Months Ended September 30, 2019
Oil and gas sales and other operating revenues	$1,734.3	323.8	7.9	2,066.0
Lease operating expenses	308.3	107.1	1.1	416.5
Severance and ad valorem taxes	36.0	1.0	—	37.0
Transportation, gathering and processing	103.4	25.3	—	128.7
Depreciation, depletion and amortization	618.6	181.6	2.9	803.1
Accretion of asset retirement obligations	25.2	4.6	—	29.8
Exploration expenses
Dry holes and previously suspended exploration costs	(0.2)	—	13.1	12.9
Geological and geophysical	16.1	—	8.1	24.2
Other exploration	5.5	0.3	10.9	16.7
	21.4	0.3	32.1	53.8
Undeveloped lease amortization	18.0	1.0	2.7	21.7
Total exploration expenses	39.4	1.3	34.8	75.5
Selling and general expenses	52.9	21.3	17.3	91.5
Other	37.5	(6.9)	0.9	31.5
Results of operations before taxes	513.0	(11.5)	(49.1)	452.4
Income tax provisions (benefits)	93.0	(4.0)	(13.7)	75.3
Results of operations (excluding corporate overhead and interest)	$420.0	(7.5)	(35.4)	377.1

Nine Months Ended September 30, 2018
Oil and gas sales and other operating revenues	$971.7	357.5	19.9	1,349.1
Lease operating expenses	162.6	91.0	0.2	253.8
Severance and ad valorem taxes	39.2	0.9	—	40.1
Transportation, gathering and processing	26.1	23.7	—	49.8
Depreciation, depletion and amortization	382.4	171.1	2.4	555.9
Accretion of asset retirement obligations	13.4	5.8	—	19.2
Exploration expenses
Dry holes and previously suspended exploration costs	—	—	4.5	4.5
Geological and geophysical	6.5	—	4.3	10.8
Other exploration	5.1	0.3	17.0	22.4
	11.6	0.3	25.8	37.7
Undeveloped lease amortization	29.2	0.6	1.7	31.5
Total exploration expenses	40.8	0.9	27.5	69.2
Selling and general expenses	39.0	20.7	18.1	77.8
Other	12.4	(20.9)	1.2	(7.3)
Results of operations before taxes	255.8	64.3	(29.5)	290.6
Income tax provisions (benefits)	55.5	17.6	(0.7)	72.4
Results of operations (excluding corporate overhead and interest)	$200.3	46.7	(28.8)	218.2
1 2019  includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

(Dollars per barrel of oil equivalents sold)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$6.74	8.26	8.92	8.23
Severance and ad valorem taxes	2.87	3.48	3.01	3.22
Depreciation, depletion and amortization (DD&A) expense	24.29	24.43	23.94	24.59

United States – Gulf of Mexico
Lease operating expense	$10.20	10.29	9.70	12.79
DD&A expense	16.86	17.57	16.01	17.25

Canada – Onshore
Lease operating expense	$4.36	4.33	5.40	4.69
Severance and ad valorem taxes	0.07	0.07	0.07	0.07
DD&A expense	11.26	10.69	11.07	10.47

Canada – Offshore
Lease operating expense	$17.43	22.42	16.91	13.36
DD&A expense	11.55	14.76	13.36	13.47

Total oil and gas continuing operations
Lease operating expense	$7.85	7.46	8.52	7.74
Severance and ad valorem taxes	0.73	1.34	0.76	1.22
DD&A expense	17.31	17.58	16.75	17.42

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$7.68	7.46	8.45	7.74
Severance and ad valorem taxes	0.73	1.34	0.76	1.22
DD&A expense	17.03	17.11	16.84	17.42

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

(Millions of dollars)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Capital expenditures for continuing operations
Exploration and production
United States [1]	$295.5	128.2	2,042.3	454.6
Canada	45.9	89.0	201.6	291.3
Other	12.3	21.2	76.7	38.9
Total	353.7	238.4	2,320.6	784.8

Corporate	2.9	10.7	8.5	18.6
Total capital expenditures - continuing operations	356.6	249.1	2,329.1	803.4

Charged to exploration expenses [2]
United States	1.6	2.0	21.4	11.6
Canada	0.1	0.2	0.3	0.3
Other	4.0	10.7	32.1	25.8
Total charged to exploration expenses - continuing operations	5.7	12.9	53.8	37.7

Total capitalized [3]	$350.9	236.2	2,275.3	765.7
Memo: Capital expenditures on discontinued operations	4.8	21.7	64.4	60.2
1 Includes $1,226.3 million for acquisition of exploration and production properties in the US Gulf of Mexico in the nine months ended September 30, 2019.
2 Excludes amortization of undeveloped leases of $6.5 million and $21.7 million for the three and nine months ended September 30, 2019 and $8.8 million and $31.5 million for the three and nine months ended September 30, 2018.
3 Includes noncontrolling interest capital expenditures of $5.6 million and $28.8 million for the three and nine months ended September 30, 2019.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEETS (unaudited)

(Millions of dollars)	September 30, 2019	December 31, 2018 [1]
Assets
Cash and cash equivalents	$434.9	359.9
Assets held for sale	128.4	173.9
Other current assets	581.3	346.1
Property, plant and equipment – net	9,932.0	8,432.1
Non-current assets held for sale	—	1,545.0
Other long-term assets	707.1	195.6
Total assets	$11,783.7	11,052.6

Liabilities and Equity
Current maturities of long-term debt	$—	0.7
Liabilities associated with assets held for sale	18.1	286.5
Other current liabilities	914.8	559.0
Long-term debt	2,779.2	3,109.3
Non-current liabilities associated with assets held for sale	—	392.7
Other long-term liabilities	2,045.8	1,506.8
Total equity [2,3]	6,025.8	5,197.6
Total liabilities and equity	$11,783.7	11,052.6
1 Reclassified to conform to current presentation.
2 Includes noncontrolling interest of $349.2 million and $368.3 million as of September 30, 2019 and December 31, 2018, respectively.
3 Number of shares of Common Stock, $1.00 par value, outstanding at September 30, 2019 was 157,230,034.

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
Barrels per day unless otherwise noted		2019	2018	2019	2018
Continuing operations
Net crude oil and condensate
United States	Onshore	40,582	33,909	33,256	32,519
	Gulf of Mexico [1]	70,583	14,378	64,266	14,081
Canada	Onshore	7,101	6,096	6,503	5,242
	Offshore	4,333	5,570	6,302	7,237
Other		351	533	435	566
Total net crude oil and condensate - continuing operations		122,950	60,486	110,762	59,645
Net natural gas liquids
United States	Onshore	5,582	6,687	5,621	6,756
	Gulf of Mexico [1]	6,597	1,085	4,172	1,091
Canada	Onshore	1,422	1,095	1,197	1,005
Total net natural gas liquids - continuing operations		13,601	8,867	10,990	8,852
Net natural gas – thousands of cubic feet per day
United States	Onshore	29,122	33,031	30,203	32,329
	Gulf of Mexico [1]	72,897	14,485	44,029	13,811
Canada	Onshore	296,883	272,061	267,205	266,077
Total net natural gas - continuing operations		398,902	319,577	341,437	312,217
Total net hydrocarbons - continuing operations including NCI [2,3]		203,035	122,616	178,658	120,533
Noncontrolling interest
Net crude oil and condensate – barrels per day		(10,322)	—	(11,215)	—
Net natural gas liquids – barrels per day		(478)	—	(496)	—
Net natural gas – thousands of cubic feet per day		(3,403)	—	(3,933)	—
Total noncontrolling interest		(11,367)	—	(12,367)	—
Total net hydrocarbons - continuing operations excluding NCI [2,3]		191,668	122,616	166,292	120,533
Discontinued operations
Net crude oil and condensate – barrels per day		1,748	27,269	16,331	29,136
Net natural gas liquids – barrels per day		37	689	434	673
Net natural gas – thousands of cubic feet per day [2]		9,624	109,213	67,863	112,516
Total discontinued operations		3,389	46,160	28,076	48,562
Total net hydrocarbons produced excluding NCI [2,3]		195,057	168,776	194,367	169,095
1 2019 includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
Weighted average Exploration and Production sales prices [1]
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$58.80	72.82	$60.33	$68.97
	Gulf of Mexico [2]	60.69	71.86	61.90	68.72
Canada [3]	Onshore	48.61	61.53	49.98	60.80
	Offshore	62.44	76.34	64.97	71.92
Other		67.96	74.37	69.86	74.37
Natural gas liquids – dollars per barrel
United States	Onshore	10.82	31.17	14.66	26.29
	Gulf of Mexico [2]	13.86	36.12	15.96	30.26
Canada [3]	Onshore	21.03	41.10	27.50	40.32
Natural gas – dollars per thousand cubic feet
United States	Onshore	2.18	2.92	2.51	2.91
	Gulf of Mexico [2]	2.37	2.98	2.46	2.96
Canada [3]	Onshore	1.16	1.60	1.50	1.61
1 Effective September 30, 2019, weighted average realized prices are reported excluding transportation, gathering and processing costs. Comparative periods are conformed to current presentation.
2 Prices include the effect of noncontrolling interest share for MP GOM.
3 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF OCTOBER 30, 2019

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI	Fixed price derivative swap	35,000	$60.51	10/1/2019	12/31/2019
United States	WTI	Fixed price derivative swap	45,000	$56.42	1/1/2020	12/31/2020

			Volumes (MMcf/d)	Price (CAD/Mcf)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	59	C$2.81	10/1/2019	10/31/2019
Montney	Natural Gas	Fixed price forward sales at AECO	97	C$2.71	11/1/2019	3/31/2020
Montney	Natural Gas	Fixed price forward sales at AECO	59	C$2.81	4/1/2020	12/31/2020

MURPHY OIL CORPORATION
FOURTH QUARTER 2019 GUIDANCE

	Liquids BOPD	Gas MCFD	BOEPD
Production – net
U.S. – Eagle Ford Shale	48,300	32,000	53,500
– Gulf of Mexico excluding NCI	72,700	73,600	85,000
– Gulf of Mexico including NCI [1]	84,800	78,700	98,000
Canada – Tupper Montney	—	264,000	44,000
– Kaybob Duvernay and Placid Montney	6,700	22,500	10,500
– Offshore	8,400	—	8,400
Other	600	—	600

Total net production (BOEPD) - excluding NCI	198,000 to 206,000
Total net production (BOEPD) - including NCI [1]	210,700 to 219,300

Exploration expense ($ millions)	$21

FULL YEAR 2019 GUIDANCE
Total net production (BOEPD) - excluding NCI	174,000 to 178,000
Total net production (BOEPD) - including NCI [2]	186,600 to 190,600
Capital expenditures – excluding NCI ($ billions) [3]	$1.35 - $1.45

[1] Includes noncontrolling interest of MP GOM of 12,100 BOPD liquids and 5,100 MCFD gas.
[2] Includes noncontrolling interest of MP GOM of 13,000 BOEPD.
[3] Excludes noncontrolling interest of MP GOM of $48 MM and $20 MM for assets held for sale.